Exhibit T3A-17

STATE OF MARYLAND Department of Assessments and Taxation I, Paul B. Anderson, Charter Administrator of the Maryland Department of Assessments and Taxation, hereby certify that the attached document, inscribed with the same Authentication Code, is a true copy of the public record of the for I further certify that this document is a true copy generated from the online service with the Department of Assessments & Taxation. In witness whereof, I have hereunto subscribed my signature and affi xed the seal of the State Department of Assessments and Taxation of Maryland at Baltimore on this . 301 West Preston Street, Baltimore, Maryland 21201 Telephone Balto. Metro (410) 767-1340 / Outside Balto. Metro (888) 246-5941 MRS (Maryland Relay Service) (800) 735-2258 TT/Voice Fax (410) 333-7097 Paul B. Anderson Charter Administrator Online Certificate Authentication Code: To verify the Authentication Code, visit http://dat.maryland.gov/verify COLUMBIA CARE MD, LLC Articles of Organization 5000000000486026 August 25, 2015

5000000000486026

ARTICLES OF ORGANIZATION

The undersigned, with the intention of creating a Maryland Limited Liability Company files the following Articles of Organization:

(1)	The name of the Limited Liability Company is:

Columbia Care MD, LLC

(2)	The purpose for which the Limited Liability Company is filed is as follows:

The purpose of the company is to engage in any lawful act or activity for which a limited liability company may be formed within the state of Maryland.

(3)	The address of the Limited Liability Company in Maryland is:

5904 Searl Terrace, Bethesda, MD, 20816

(4)	The Resident Agent of the Limited Liability Company in Maryland is:

United Corporate Services, Inc.

whose address is:

20 South Charles Street, Suite 1200, Baltimore, MD, 21201

(5) Signature(s) of Authorized Person(s):	(6) Signature(s) of Resident Agent(s):

Nicholas K. Vita	Michael Barr, Officer

(7) Filing party’s name and return address:	I hereby consent to my designation in this document.
Nicholas Vita, 5904 Searl Terrace, Bethesda, MD, 20816